EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of InnSuites Hospitality Trust (the “Trust”) on Form S-8 (No. 333-222807), pertaining to the Trust’s registration of shares of the Trust’s 2017 Equity Incentive Plan of our report dated May 27, 2022, on our audit of the consolidated financial statements as of January 31, 2022, which report is included in the Annual Report on Form 10-K filed on May 27, 2022.

BF Borgers CPA PC

Lakewood, CO

May 27, 2022